UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 20, 2005

Midwest Air Group, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)
(414) 570-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

2005 Equity Incentive Plan

        At the annual shareholders meeting held on April 20, 2005, the shareholders of Midwest Air Group, Inc. (the "Company") approved the Midwest Air Group, Inc. 2005 Equity Incentive Plan (the "2005 Equity Plan"). The purposes of the 2005 Equity Plan are:

•	To attract, retain and reward individuals who serve as key employees and consultants; and

•	To increase shareholder value by offering participants the opportunity to acquire shares of common stock or receive monetary payments based on the value of such common stock.

        Upon shareholder approval of the 2005 Equity Plan, the Midwest Express Holdings, Inc. 1995 Stock Option Plan, as amended, terminated and no new awards will be granted under the 1995 Plan, although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

        The following is a brief description of the material terms of the 2005 Equity Plan:

•	The 2005 Equity Plan is administered by a committee of independent directors.

•	The 2005 Equity Plan permits the grant of stock options, stock appreciation rights and restricted stock to key employees and consultants.

•	The 2005 Equity Plan limits the number of awards that the committee may grant to any one participant.

•	The 2005 Equity Plan limits the number of shares that may be granted as restricted stock to 400,000 shares.

•	The 2005 Equity Plan prohibits discounted stock options or stock appreciation rights from being granted, and prohibits the repricing of stock options or stock appreciation rights.

•	The 2005 Equity Plan generally provides that stock options and stock appreciation rights awards will vest over a 3-year period and that restricted stock awards will vest on the third anniversary of the date of grant.

•	The 2005 Equity Plan requires shareholder approval for: any material increase in the number of shares reserved under the 2005 Equity Plan, any increase in the per participant award limits, any material increase in the limits on incentive stock options or restricted stock, or any change to the provision that prohibits repricing.

•	The 2005 Equity Plan reserves 1,000,000 shares for awards.

        The 2005 Equity Plan is described in greater detail, and a copy of the 2005 Equity Plan is included, in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of shareholders held on April 20, 2005.

2005 Director Plan

        At the annual shareholders meeting held on April 20, 2005, the shareholders of the Company approved the Midwest Air Group, Inc. 2005 Non-Employee Director Stock Plan (the “2005 Director Plan”). The purposes of the 2005 Director Plan are:

•	To compensate individuals who serve as non-employee directors; and

•	To align the interests of non-employee directors with those of shareholders by providing some or all of their compensation in shares of common stock.

        Shares issued under the 2005 Director Plan are solely used for the payment of directors’ fees. The 2005 Director Plan is not a bonus plan nor does it provide for the grant of any incentive stock-based awards.

        Previously, the Company had in effect the 1995 Stock Plan for Outside Directors, as amended (the “1995 Director Plan”). The 1995 Director Plan provided for an automatic grant of shares of common stock as payment of the non-employee director’s annual retainer fee and permitted directors to receive their committee and meeting fees in cash or shares of common stock. In addition, the 1995 Director Plan permitted non-employee directors to defer receipt of their fees (whether cash or shares) for purposes of deferring recognition of income for tax purposes. The provisions of the 1995 Director Plan relating to payment of director fees terminated upon approval of the 2005 Director Plan. However, the provisions of the 1995 Director Plan relating to the deferral of fees remain in effect, and this plan has been renamed the “Midwest Air Group, Inc. Non-Employee Directors Deferred Compensation Plan” (the “Deferred Compensation Plan”).

        The following is a brief description of the material terms of the 2005 Director Plan:

•	The 2005 Director Plan is administered by a committee of independent directors.

•	The 2005 Director Plan does not provide for the grant of any incentive stock-based awards.

•	All non-employee directors are eligible to participate in the 2005 Director Plan.

•	The 2005 Director Plan authorizes the committee to determine the amount of fees to be paid to the non-employee directors each year for their annual retainer and for board of director and committee meetings, which may be paid in shares of common stock, cash or a combination of the two.

•	If fees are to be paid in cash, the 2005 Director Plan permits non-employee directors to instead elect to receive common stock having a fair market value equal to the cash fees.

•	The 2005 Director Plan requires shareholder approval for any material increase in the number of shares reserved for issuance under the 2005 Director Plan.

•	The 2005 Director Plan reserves 200,000 shares for the payment of fees in shares of common stock. However, shares issued to a non-employee director at his or her election to receive common stock having a fair market value equal to the cash fees that he or she would have received under the 2005 Director Plan (whether on a current or deferred basis) will not reduce this 200,000 share amount.

        The 2005 Director Plan is described in greater detail, and a copy of the 2005 Director Plan is included, in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of shareholders held on April 20, 2005.

Director Compensation for 2005

        Information describing the 2005 compensation arrangements for directors of the Company, which were set by the Board Affairs and Governance Committee and approved by the Board of Directors, is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Recent Grants

        On April 20, 2005, the Company’s executive officers (eight persons) were awarded restricted shares of common stock under the 2005 Equity Plan, pursuant to authorization by the Compensation Committee of the Board of Directors of the Company. A total of 146,835 restricted shares of common stock were granted to the executive officers. The aggregate value of the restricted shares granted to the executive officers was approximately $267,240, based on the fair market value of such shares on April 20, 2005.

        All shares of restricted stock discussed in this Item 1.01 vest upon the earlier of: the third anniversary of the grant date if the executive officer is employed on such date; or the date the executive officer’s employment is terminated due to death or disability. Any shares of restricted stock that are not vested as of the date of an executive officer’s termination of employment will be forfeited unless the Compensation Committee determines to vest all or a portion of the shares upon an executive officer’s retirement as defined in the 2005 Equity Plan. The form of the restricted stock grant letter is attached hereto as Exhibit 99.2 and is incorporated into this Current Report on Form 8-K by reference.

        On April 20, 2005, half of the annual retainer for the non-employee directors (seven persons) was paid in common stock under the 2005 Director Plan, pursuant to authorization by the Board Affairs and Governance Committee of the Board of Directors of the Company. A total of 50,828 shares of common stock were issued to the non-employee directors, of which 35,717 were deferred pursuant to the Deferred Compensation Plan. The aggregate value of the restricted shares granted to the non-employee directors was approximately $92,500, based on the fair market value of such shares on April 20, 2005.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	2005 Director Compensation Summary.

99.2	Form of Restricted Stock Grant Letter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST AIR GROUP, INC.
Date: April 26, 2005	By: /s/ Dennis J. O'Reilly
Its: Treasurer

MIDWEST AIR GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	2005 Director Compensation Summary.

99.2	Form of Restricted Stock Grant Letter.